Exhibit 10.1

EMPLOYMENT AGREEMENT EXTENSION

     This EMPLOYMENT AGREEMENT EXTENSION is entered to this 15th day of December, 2009, to be effective as of January 1, 2010 by and between ASPEN EXPLORATION CORPORATION, a public Delaware corporation, Suite 208, 2050 S. Oneida Street, Denver, CO 80224, (303) 639-9860 (“ASPEN”), and R. V. BAILEY, P.O. Box 1420 (current office is located at 515 Jerry St. but no mail is delivered to this address), Castle Rock, CO 80104, (303) 660-0966 (“BAILEY”), sometimes collectively referred to as the “Parties.”

WITNESSETH

     WHEREAS, ASPEN entered into an employment agreement with BAILEY effective as of January 1, 2009 which agreement was extended and, as extended will expire December 31, 2009 unless extended; and

     WHEREAS, ASPEN wishes to extend the existing Employment Agreement through March 31, 2010.

     NOW, THEREFORE, in consideration of the conditions and covenants set forth, it is agreed that the employment agreement with BAILEY effective as of January 1, 2009 be and hereby is amended, effective as of January 1, 2010, so that:

A.      Paragraph 1 (“EMPLOYMENT”) reads as follows:

1.    EMPLOYMENT: Effective as of January 1, 2010 ASPEN hereby employs BAILEY, and BAILEY hereby agrees to be employed by ASPEN in the capacity of Chief Executive Officer in accordance with the terms of this Agreement. BAILEY and ASPEN hereby agree that BAILEY shall be employed by ASPEN for a period from January 1, 2009 through March 31, 2010 (the “EMPLOYMENT PERIOD”) unless such employment is terminated at an earlier date as described in Section 6 of the existing Employment Agreement.

B.      Paragraph 4(b) (“LOCATION”) reads as follows:

(b)    During the term of this Agreement, BAILEY may continue to utilize office equipment (including computer equipment and accessories) that ASPEN owns and which are located at BAILEY’S office in Castle Rock, Colorado. Such equipment may be upgraded from time to time during the term of this Agreement. BAILEY may, at his option, purchase such office equipment from ASPEN at any time on or before December 31, 2009, for a total purchase price of $100.00.

C.      Except as specifically amended hereby the existing Employment Agreement remains in full force and effect.

Employment Agreement R. V. BAILEY	Page 1

     IN WITNESS WHEREOF, the Board of Directors of ASPEN has approved this Agreement by resolutions dated December 15, 2009, and the Parties have executed this Agreement to be effective as of the first day of January 2010.

ASPEN EXPLORATION CORPORATION

By: _/s/ Kevan Hensman__________________
Kevan Hensman, Chief Financial Officer

Date: December 8, 2009

EMPLOYEE

By: _/s/ R.V. Bailey______________________
R. V. Bailey, Employee

Date: December 15, 2009

Employment Agreement R. V. BAILEY	Page 2